Exhibit 99.1

Caldera Resources Inc. CIBC Tower 1155 Blvd. René-Levesque West Suite 2500 Montreal, Québec H3B 2K4 CANADA Tel: 514-380-5310 Fax: 514-221-4386

Caldera Resources and Global Gold Receive Final TSX-V Approval to Proceed with Joint Venture Agreement
NI 43-101 Report on the Marjan Gold Project filed on SEDAR and Companies’ web site

Symbol: TSX-V: CDR
Shares: 26,723,333

Symbol:  OTCBB: GBGD
Shares:   41,152,856

MONTREAL, June 17, 2010 – Caldera Resources Inc. and Global Gold Corporation announced today that they have received TSX Venture Exchange acceptance of their filing documents relating to the joint venture agreement announced on March 24, 2010. A copy of the NI 43-101 report outlining historical resources on the Marjan Gold and Silver project, located in the Republic of Armenia, is now available for viewing on SEDAR and on the Companies’ web sites at www.calderaresources.com and www.globalgoldcorp.com .

Caldera has already completed payments totalling US$150,000 to Global Gold Corporation as per the joint venture agreement. With this approval now in place, Caldera will proceed to issue 500,000 common shares from treasury to complete the transaction.

Under the Joint Venture Agreement, Caldera will hold 55% of the Joint Venture and be responsible for all operations and expenses in the advancement of the Marjan Gold Project. For more information on the joint venture agreement between Global Gold Corporation and Caldera Resources Inc., please refer to our press releases of December 21, 2009 at  http://cnw.ca/en/releases/archive/December2009/21/c4944.html and March 24, 2010 at http://cnw.ca/en/releases/archive/March2010/24/c4645.html .

On a further note, Caldera would also like to announce that the first phase of the summer program on the Marjan Gold project has been completed and samples will be shipped for analysis before the end of the month to the fully certified and accredited UK based Alex Stewart Geochemical Analytical LLC, located in Moscow, Russia. Lab results will be announced as soon as they are available and are expected in early August.

The second phase of the summer work program will include the completion of an electromagnetic survey of the project to outline the extensions of the mineralized system, in preparation of a drilling program to commence by the end of the summer.

The Marjan Gold and Silver Project
The Marjan Gold-Silver project has two distinct zones, referred to as the Northern Zone and the Central Zone. The Northern Zone was also explored between 1991 and 1992 by the Sisian Geological Exploration Group, Yerevan, Armenia.

The Central Zone of the Marjan Project was extensively explored between 1964 and 1989, and has Soviet-era GKZ standard resources as outlined below:

Historical Resources Marjan Central Zone only	tonnes	Gold	Silver	Gold oz	Silver oz

C1 and C2 resources	4,772,757	2.64 g/t	92.67 g/t	405,147	14,211,588

P1 resources	3,211,843	2.35 g/t	93.42 g/t	242,696	9,647,922

The resource estimate was published by Poghosyan N. F. in a 1995 report titled Marjan Gold-Silver-Polymetallic Property, State Committee for Reserves of Armenia, Sisian Geological Exploration Group, Yerevan, Armenia. Blocks of all categories are defined using a dry density of 2. 87 g/cm3, a minimum thickness of 0.4 metres, and a cut-off of 1.2 g/t of Gold.

In our recent review of historical resources on the Northern Zone, we have confirmed a historical Soviet-era GKZ standard resource, calculated by State Committee for Reserves of Armenia, Sisian Geological Exploration Group, Yerevan, as follows:

Historical Resources Marjan Northern Zone only	tonnes	Gold	Silver	Gold oz	Silver oz

P1 resources	5.77 M	2.18 g/t	148.46 g/t	404,456	27,543,865

The total C1 and C2 historical resources of the Marjan project contains 405,147 oz of Gold and 14M oz of Silver. The total P1 historical resource of the Marjan project contains 647,152 oz of Gold and 37M oz of Silver.

According to the Committee for Mineral Reserves International Reporting Standards (CRIRSCO), “C1″ and “C2″ classifications are equivalent to “indicated” and “inferred” resources(http://www.crirsco.com/guidelines_consultation_draft20100312.pdf).

Resources identified as P1 and P2 can be considered in the “Inferred” and “Mineralized Zone” categories respectively, as defined by the Canadian Institute of Mining, Metallurgy and Petroleum (CIM) in their document “Estimation of Mineral Resources and Mineral Reserves Best Practices Guidelines” (http://www.cim.org/committees/CIMDefStds_Dec11_05.pdf).

The Marjan Gold-Silver Project was reviewed by Mr. Ricardo Valls, P.Geo., independent geologist for Caldera during his trip to Armenia in December 2009 and follow-up trip in April 2010.  Mr. Valls, P.Geo. visited Global Gold’s core-shack and staff, as well as both the Central and Northern Zones of the Marjan Gold-Silver Project.

About Caldera
The Corporation’s main business is the acquisition, exploration and development of gold projects in South-eastern Europe and Armenia. Caldera is currently developing the Marjan Gold-Silver Project in southern Armenia.

About Global Gold Corporation
Global Gold Corporation www.globalgoldcorp.com is an international gold mining, development, and exploration company headquartered in Greenwich, CT. Global Gold has mining properties in Armenia and Chile.

Qualified Person
Mr. Jim Steel, MBA,  P.Geo., Vice-President Mining and Development for the Corporation, is the Qualified Person for the information contained in this press release and is a Qualified Person within the meaning of NI 43-101.

Disclaimer
Cautionary Note to U.S. Investors – All mineral reserves have been estimated and disclosed in accordance with the definition standards on mineral resources and mineral reserves of the Republic of Armenia State Natural Resources Agency as provided by the Republic of Armenia’s Regulation for Applying Reserves Classification for Gold Deposits. U.S. reporting requirements for disclosure of mineral properties are governed by the United States Securities and Exchange Commission “SEC” Industry Guide 7. Armenian, International, and Guide 7 standards may not be consistent. The United States Securities and Exchange Commission limits disclosure for U.S. reporting purposes to mineral deposits that a company can economically and legally extract or produce. We use terms such as “reserves,” “resources,” “geologic resources,” “proven,” “probable,” “measured,” “indicated,” or “inferred,” which may not be consistent with the reserve definitions established by the SEC. U.S. investors are urged to consider closely the disclosure in our Form 10-K. You can review and obtain copies of these filings from our website or at www.sec.gov/edgar.shtml. Investors are cautioned not to assume that any part or all of mineral resources will ever be confirmed or converted to Guide 7 compliant “reserves.”

Forward-looking Statements
To the extent that statements in this press release are not strictly historical, including statements as to revenue projections, business strategy, outlook, objectives, future milestones, plans, intentions, goals, future financial conditions, future collaboration agreements, the success of the Company’s development, events conditioned on stockholder or other approval, or otherwise as to future events, such statements are forward-looking, and are made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995.

The forward-looking statements contained in this release are subject to certain risks and uncertainties that could cause actual results to differ materially from the statements made. Former Soviet country estimations are presented for historical reporting and to provide a basis for assessing Global Gold’s and Caldera’s choices for its business activities and not to be understood as indicating the existence of reserves or resources.

Additional information related to the Corporation is filed electronically on the System for Electronic Document Analysis and Retrieval (SEDAR) at www.sedar.com.

No stock exchange, securities commission or other regulatory authority has approved or disapproved the information contained herein.

For further information:

Bill Mavridis
President & CEO
Caldera Resources Inc.
Cell: (514) 813-9200
bmavridis@calderaresources.com

Business Development and Investor Relations
Global Gold Corporation
(203) 422-2300
ggc@globalgoldcorp.com

Renmark Financial Communications Inc.
Barry Mire, (514) 939-3989, bmire@renmarkfinancial.com
John Boidman, (514) 939-3989, jboidman@renmarkfinancial.com

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